UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The information set forth under Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 13, 2014, The Hain Celestial Group, Inc. (“Hain Celestial”), as guarantor, and Hain Frozen Foods UK Limited, a wholly-owned subsidiary of Hain Celestial, simultaneously signed and closed an agreement (the "Agreement") with Braunstone Properties Limited, a company registered in England and Wales ("BPL"), Tilda Rice Limited, a Company registered in England and Wales, ("TRL") and Salcott Associates Limited, a company registered in the Isle of Man ("Salcott" and together with BPL and TPL, the “Sellers”), to acquire (1) the entire issued share capital of Tilda Limited, a company incorporated in England and Wales and (2) the entire issued share capital of Brand Associates Limited, a company incorporated in the Isle of Man. The Sellers and their related parties are engaged in the business of selling basmati rice and other rice products globally.
The purchase price, which is subject to certain adjustments, was approximately £217 million, consisting of £107 million in cash consideration, shares of Hain Celestial common stock representing approximately £90 million (calculated using the closing price of Hain Celestial stock on January 6, 2014) and a Vendor Loan Note for £20 million issued by Hain Celestial, payable one year following completion of the acquisition. The acquisition was funded with borrowings drawn under Hain Celestial’s existing revolving credit facility.
The Sellers have made customary warranties and covenants in the Agreement. In addition, Sellers are restricted, for a period of two years, from engaging in any business which manufactures, sells or distributes rice products in the United Kingdom, the Middle East and North Africa, North America, Europe, India, South Africa, New Zealand, Singapore and/or Australia; and soliciting or employing prior employees of certain parties related to the Sellers, with certain exceptions. The Sellers have retained certain limited rights to sell rice into part of Africa and in India.

Item 8.01    Other Events

On January 13, 2014, Hain Celestial issued a press release with respect to the foregoing transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 8.01, including the press release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1*	Press Release of The Hain Celestial Group, Inc. dated January 13, 2014

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of The Hain Celestial Group, Inc. dated January 13, 2014

* Filed herewith